UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

The Pulse Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54741

(Commission File Number)

45-4798356

 (IRS Employer Identification No.)

10 Oceana Way

Norwood, Massachusetts 02062

(Address of principal executive offices)(Zip Code)

(781) 821-6600

Registrant’s telephone number, including area code

 ________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 14, 2014, The Pulse Network, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Report”) disclosing, among other things, the consummation of the transactions contemplated by that certain Securities Purchase Agreement, dated October 3, 2014, by and between the Company’s wholly owned subsidiary, The Pulse Network, Inc., a Massachusetts corporation (the “Pulse Massachusetts”), and Mike Koenigs.com, Inc., a Minnesota corporation, pursuant to which Pulse Massachusetts acquired a 100% membership interest of You Everywhere Now, LLC, a California limited liability company (“You Everywhere Now”). You Everywhere Now, in turn, holds 100% of the membership interests of VoiceFollowUp, LLC, a California limited liability company, and Traffic Geyser, LLC, a California limited liability company. This amendment is being filed to amend and supplement Item 9.01 of the Original Report to include the historical financial statements of You Everywhere Now.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Audited consolidated financial statements of You Everywhere Now, LLC, as of December 31, 2013.

99.2	Unaudited consolidated financial statements of You Everywhere Now, LLC, as of September 30, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pulse Network, Inc. (Registrant)

Date: March 30, 2015	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer